Exhibit 1

JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT (this “Agreement”) is made and entered into as of this day of January 10, 2011, by and among Dialectic Capital Management, LLC, Dialectic Capital Partners, LP., Dialectic Offshore, Ltd., Dialectic Antithesis Partners, LP, Dialectic Antithesis Offshore, Ltd., Dialectic Offshore L2, Ltd., John Fichthorn and Luke Fichthorn.

           The parties to this Agreement hereby agree to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on Schedule 13D (the “Filings”) required to be filed by them pursuant to Section 13(d) under the Securities Exchange Act of 1934, as amended, with respect to their respective beneficial ownership of the common stock, par value $0.001 per share, of Immersion Corporation, a Delaware corporation that are required to be reported on any Filings. This Agreement shall be filed as an Exhibit to the Filings. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such Filings, and for the completeness and accuracy of the information concerning him or it contained in such Filings and any amendments thereto, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.  Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

DIALECTIC CAPITAL PARTNERS, LP

By:  Dialectic Capital, LLC, its general partner

By:  /s/ John Fichthorn
John Fichthorn, Managing Member

DIALECTIC CAPITAL MANAGEMENT, LLC

By:  /s/ John Fichthorn
John Fichthorn, Managing Member

DIALECTIC OFFSHORE, LTD.

By:  /s/ John Fichthorn
John Fichthorn, Director

DIALECTIC ANTITHESIS PARTNERS, LP

By:  Dialectic Capital, LLC, its general partner

By:  /s/ John Fichthorn
John Fichthorn, Managing Member

DIALECTIC ANTITHESIS OFFSHORE, LTD.

By:  /s/ John Fichthorn
John Fichthorn, Director

DIALECTIC OFFSHORE L2, LTD.

By:  /s/ John Fichthorn
John Fichthorn, Director

/s/ John Fichthorn
John Fichthorn, Individually

/s/ Luke Fichthorn
Luke Fichthorn, Individually